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                                     EXHIBIT 23.1


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Gantos, Inc. of our report dated February 29, 1996, appearing on page 29 of Gantos, Inc.'s Annual Report on Form 10-K for the fiscal year ended February 3, 1996. We also consent to the reference to our firm under the caption "Experts".

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Detroit, Michigan
October 28, 1996


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